UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  October 19, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)
204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 20, 2011, Life Partners Holdings, Inc. (“we”) issued a press release announcing that we received a letter from the staff of the Nasdaq Stock Market (“Nasdaq”) on October 19, 2011, advising that because we had not yet filed our Form 10-Q for the period ended August 31, 2011, and because we remain delinquent in the filing of our Form 10-K for the year ended February 28, 2011, and Form 10-Q for the period ended May 31, 2011, we did not meet the criteria of Listing Rule 5250(c)(1).  Nasdaq Listing Rule 5250(c)(1) requires us to timely file all required periodic reports and other documents with the Securities and Exchange Commission.

We had previously announced that Nasdaq had accepted our plan to regain compliance with the Rule with respect to the delinquent Form 10-K and Form 10-Q for the period ended May 31, 2011.  Under the plan, we have until November 28, 2011, to file all delinquent filings and regain compliance.  The Nasdaq letter stated that we have until November 3, 2011, to amend our compliance plan to include the delinquent Form 10-Q for the period ended August 31, 2011.

We intend to submit an amendment to our compliance plan no later than November 3, 2011, which will include our undertaking to file our Form 10-Q for the period ended August 31, 2011, by November 28, 2011.  If Nasdaq accepts our amendment, our common stock will continue to be listed on Nasdaq until November 28, 2011, and thereafter if we fulfill our compliance plan.  Until we regain compliance, however, quotation information for our common stock will continue to include an indicator of our non-compliance, and we will continue to be included in a list of non-compliant companies on the Nasdaq website.  No assurance can be given that Nasdaq will accept our amended compliance plan and continue the exception to the Nasdaq Listing Rules.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2011

Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page
99.1	Press release dated October 20, 2011	4